Exhibit 99.1

Earnings Conference Call November 6, 2019 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Third Quarter 2019 Results

HOUSTON, TX, November 6, 2019 – NOW Inc. (NYSE: DNOW) announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Revenue was $751 million for the third quarter of 2019

•	Net income was $10 million and non-GAAP net income excluding other costs was $9 million for the third quarter of 2019

•	Diluted earnings per share was $0.09 and non-GAAP diluted earnings per share excluding other costs was $0.08 for the third quarter of 2019

•	Non-GAAP EBITDA excluding other costs for the third quarter of 2019 was $24 million

•	Net cash provided by operating activities was $101 million for third quarter of 2019

•	Cash and cash equivalents was $113 million and long-term debt was zero at September 30, 2019

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Dick Alario, Interim CEO of NOW Inc., noted, “The Company generated strong cash flow, improved gross margins and reduced operating costs this quarter, thanks to the hard work of our dedicated employees. We are excited that we achieved a debt-free position this quarter, which showcases the strength of our balance sheet. Even though market conditions have become more challenging as we close out 2019, we believe our expansive customer and supplier base, strong balance sheet, global distribution network and especially our proven and long-serving management team and employees, place the Company in a good position to advance its market strategy.”

Prior to the earnings conference call a presentation titled “NOW Inc., Third Quarter 2019 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 255 locations and 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113	$116
Receivables, net	466	482
Inventories, net	548	602
Prepaid and other current assets	21	19

Total current assets	1,148	1,219
Property, plant and equipment, net	117	106
Deferred income taxes	2	2
Goodwill	320	314
Intangibles, net	133	144
Other assets	70	10

Total assets	$1,790	$1,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$326	$329
Accrued liabilities	136	110
Other current liabilities	8	2

Total current liabilities	470	441
Long-term debt	—	132
Long-term operating lease liabilities	36	—
Deferred income taxes	5	6
Other long-term liabilities	12	2

Total liabilities	523	581
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 108,798,362 and 108,426,962 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	2,045	2,034
Accumulated deficit	(636)	(678)
Accumulated other comprehensive loss	(143)	(143)

Total stockholders’ equity	1,267	1,214

Total liabilities and stockholders’ equity	$1,790	$1,795

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Revenue	$751	$822	$776	$2,312	$2,363
Operating expenses:
Cost of products	601	654	623	1,851	1,890
Warehousing, selling and administrative	136	142	136	407	422

Operating profit	14	26	17	54	51
Other expense	(2)	(4)	(2)	(8)	(11)

Income before income taxes	12	22	15	46	40
Income tax provision	2	2	1	4	4

Net income	$10	$20	$14	$42	$36

Earnings per share:
Basic earnings per common share	$0.09	$0.18	$0.12	$0.38	$0.33

Diluted earnings per common share	$0.09	$0.18	$0.12	$0.38	$0.33

Weighted-average common shares outstanding, basic	109	108	109	109	108

Weighted-average common shares outstanding, diluted	109	109	109	109	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Revenue:
United States	$567	$630	$605	$1,772	$1,792
Canada	83	93	74	243	270
International	101	99	97	297	301

Total revenue	$751	$822	$776	$2,312	$2,363

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
GAAP net income (1)	$10	$20	$14	$42	$36
Interest, net	1	2	1	4	6
Income tax provision	2	2	1	4	4
Depreciation and amortization	10	9	10	30	31
Other costs (2)	1	—	1	2	1

EBITDA excluding other costs	$24	$33	$27	$82	$78

EBITDA % excluding other costs (3)	3.2%	4.0%	3.5%	3.5%	3.3%

NET INCOME TO NON-GAAP NET INCOME EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
GAAP net income (1)	$10	$20	$14	$42	$36
Other costs, net of tax (4) (5)	(1)	(3)	(4)	(10)	(8)

Net income excluding other costs (5)	$9	$17	$10	$32	$28

DILUTED EARNINGS PER SHARE TO NON-GAAP DILUTED EARNINGS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
GAAP diluted earnings per share (1)	$0.09	$0.18	$0.12	$0.38	$0.33
Other costs, net of tax (4)	(0.01)	(0.03)	(0.03)	(0.09)	(0.08)

Diluted earnings per share excluding other costs (5)	$0.08	$0.15	$0.09	$0.29	$0.25

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income excluding other costs and (iii) diluted earnings per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs includes the transaction costs associated with acquisition activity and severance expenses which are included in operating profit.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three and nine months ended September 30, 2019, included a benefit of $2 million and $12 million, after tax, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, $1 million and $2 million, respectively, after tax, related to transaction costs associated with acquisition activity and severance expenses, which are included in operating profit.

(5)	Totals may not foot due to rounding.

4